Exhibit 21

Entity Name	Jurisdiction of Formation
Basell (Thailand) Holdings B.V.	Netherlands
Basell Advanced Polyolefins (Suzhou) Co. Ltd.	China
Basell Advanced Polyolefins (Thailand) Company Ltd.	Thailand
Basell Arabie Investissements SAS	France
Basell Asia Pacific Consulting (Shanghai) Co., Ltd.	China
Basell Asia Pacific Limited	Hong Kong
Basell Bayreuth Chemie GmbH	Germany
Basell Benelux B.V.	Netherlands
Basell Canada Inc.	Ontario
Basell Cayman Corporation	Cayman
Basell Chemie Köln GmbH	Germany
Basell Deutschland GmbH	Germany
Basell Europe Holdings B.V.	Netherlands
Basell France S.A.S.	France
Basell Gemma S.A.S.	France
Basell Germany Holdings GmbH	Germany
Basell Holdings Middle East GmbH	Germany
Basell Ibérica Poliolefinas Holdings S.L.	Spain
Basell International Holdings B.V.	Netherlands
Basell International Trading FZE	United Arab Emirates
Basell Italia S.r.l	Italy
Basell Mexico, S. de R.L. de C.V.	Mexico
Basell Moyen Orient Investissements SAS	France
Basell North America Inc.	Delaware
Basell Plasticos Portugal Ltda.	Portugal
Basell Poliolefinas Comercial Espagnola S.L.	Spain
Basell Poliolefinas Iberica S.L.	Spain
Basell Poliolefinas Ltda.	Brazil
Basell Poliolefinas, S. de R.L. de C.V.	Mexico
Basell Poliolefine Italia S.r.l.	Italy
Basell Polyéthylène S.A.S.	France
Basell Polyolefin Istanbul Ticaret Limited Sirketi	Turkey
Basell Polyolefine GmbH	Germany
Basell Polyolefines France S.A.S.	France
Basell Polyolefins Company BVBA	Belgium
Basell Polyolefins India Private Limited	India
Basell Polyolefins Korea Ltd.	Korea
Basell Polyolefins UK Ltd.	United Kingdom
Basell Polypropylène SAS	France
Basell Sales & Marketing Company B.V.	Netherlands
Basell Service Company B.V.	Netherlands
Basell Slovakia s.r.o.	Slovakia
Basell UK Holdings Ltd.	United Kingdom
Basell UK Ltd.	United Kingdom
Compagnie de Distribution des Hydrocarbures SAS	France
Compagnie Petrochimique de Berre SAS	France
Complejo Industrial Taqsa A.I.E.	Spain
Cue Insurance Limited	Bermuda

Equistar Bayport, LLC	Delaware
Equistar Chemicals, LP	Delaware
Equistar GP, LLC	Delaware
Equistar LP, LLC	Delaware
Equistar Mont Belvieu Corporation	Delaware
Equistar Olefins G.P., LLC	Delaware
Equistar Olefins Offtake G.P., LLC	Delaware
Equistar Olefins Offtake LP	Delaware
GP Entreprises SA	France
GuangZhou Basell Advanced Polyolefins Co., Ltd.	China
Hisane A.I.E.	Spain
Houston Refining LP	Delaware
Industriepark Münchsmünster GmbH & Co. KG	Germany
Industriepark Münchsmünster Verwaltungsgesellschaft mbH	Germany
LaPorte Methanol Company, L.P.	Delaware
LYB Americas Finance Company	Delaware
LYB Americas Finance Holdings B.V.	Netherlands
LYB Finance Company B.V.	Netherlands
LYB Trading Company B.V.	Netherlands
Lyondell Asia Holdings Limited	Hong Kong
Lyondell Asia Pacific, Ltd.	Delaware
Lyondell Centennial Corp.	Delaware
Lyondell Chemical Central Europe Ges.m.b.H.	Austria
Lyondell Chemical Company	Delaware
Lyondell Chemical Espana Co.	Delaware
Lyondell Chemical Europe, Inc.	Delaware
Lyondell Chemical Holding Company	Delaware
Lyondell Chemical International Company	Delaware
Lyondell Chemical Overseas Services, Inc.	Delaware
Lyondell Chemical Pan America, Inc.	Delaware
Lyondell Chemical Products Europe LLC	Delaware
Lyondell Chemical Properties, L.P.	Delaware
Lyondell Chemical Technology 1 Inc.	Delaware
Lyondell Chemical Technology Management, Inc.	Delaware
Lyondell Chemical Technology, L.P.	Delaware
Lyondell Chemie (PO-11) B.V.	Netherlands
Lyondell Chemie (POSM) B.V.	Netherlands
Lyondell Chemie Nederland B.V.	Netherlands
Lyondell Chimie France LLC	Delaware
Lyondell Chimie France SAS	France
Lyondell Chimie TDI SCA	France
Lyondell China Holdings Limited	Hong Kong
Lyondell Europe Holdings Inc.	Delaware
Lyondell DNT Limited Partnership	Delaware
Lyondell France Holdings SAS	France
Lyondell Greater China Holdings Limited	Hong Kong
Lyondell Greater China Trading Limited	China
Lyondell Greater China, Ltd.	Delaware
Lyondell Japan, Inc.	Japan
Lyondell PO-11 C.V.	Netherlands

Lyondell POJVGP, LLC	Delaware
Lyondell POJVLP, LLC	Delaware
Lyondell POTechGP, Inc.	Delaware
Lyondell POTechLP, Inc.	Delaware
Lyondell Quimica do Brasil, Ltda	Brazil
Lyondell Refining Company LLC	Delaware
Lyondell Refining I LLC	Delaware
Lyondell South Asia Pte Ltd	Singapore
LyondellBasell Acetyls Holdco, LLC	Delaware
LyondellBasell Acetyls, LLC	Delaware
LyondellBasell Advanced Polyolefins Mexico, S.A. de C.V.	Mexico
LyondellBasell Australia (Holdings) Pty Ltd	Australia
LyondellBasell Australia Pty Ltd	Australia
LyondellBasell China Holdings B.V.	Netherlands
LyondellBasell Disaster Relief Fund	Delaware
LyondellBasell F&F Holdco, LLC	Delaware
LyondellBasell Finance Company	Delaware
LyondellBasell Finance Netherlands B.V.	Netherlands
LyondellBasell Industries Holdings B.V.	Netherlands
LyondellBasell Industries N.V.	Netherlands
LyondellBasell Methanol GP, Inc.	Delaware
LyondellBasell Methanol LP, Inc.	Delaware
LyondellBasell Netherlands Holdings B.V.	Netherlands
LyondellBasell Proche Orient Investissements SAS	France
LyondellBasell Subholdings B.V.	Netherlands
LyondellBasell Syrma SAS	France
OE Insurance Ltd	Bermuda
Oil Insurance Limited	Bermuda
Olefins JV, LP	Delaware
Petroken Petroquimica Ensenada SA	Argentina
PO JV, LP	Delaware
PO Offtake, LP	Delaware
POSM II Limited Partnership, L.P.	Delaware
POSM II Properties Partnership LLC	Delaware
SCI de Plastiques de Normandie	France
Société du Noir d’Acétylene de l’Aubette SAS	France
Technology JV, LP	Delaware
TRV Thermische Rückstandsverwertung GmbH & Co. KG	Germany
TRV Thermische Rückstandsverwertung Verwaltungs-GmbH	Germany